China Biologic Announces Favorable Reduction in Value Added Tax Rate

BEIJING, China – June 23, 2014 – China Biologic Products, Inc. (NASDAQ: CBPO, “China Biologic” or the “Company”), a leading plasma-based biopharmaceutical company in China, today announced that on June 18, 2014, the Ministry of Finance of China and the State Administration of Taxation of China jointly published a notice to reduce and unify the value added tax (“VAT”) rate on sales of a wide range of products in China, which will take effect on July 1, 2014. Pursuant to the notice, the VAT rate on sales of human blood and blood component based biopharmaceutical products will be reduced from the current rate of 6% to 3%. The Company believes that the reduction in VAT rate will be applicable to and will have a favorable impact on the sales of all plasma based products of its majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guizhou Taibang Biological Products Co., Ltd. Although the Company is still assessing the quantitative impact of this favorable VAT reduction on its future results of operation, the Company expects that once implemented this reduction in the VAT rate will have a positive impact on its sales and net income in the second half of 2014 and onwards as its sales revenue is recognized as the invoiced value of products sold minus VAT.

About China Biologic

China Biologic is a leading plasma-based biopharmaceutical company in China. The Company’s products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 different dosage forms of plasma-based products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guizhou Taibang Biological Products Co., Ltd. The Company also has an equity investment in Xi’an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals and inoculation centers, as well as distributors, in China.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain certain “forward-looking statements” relating to the business of China Biologic and its subsidiaries and investee company. All statements, other than statements of historical fact included herein, are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “potential,” “will,” “estimated,” “anticipates,” “expects,” and other similar words or expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including its potential inability to achieve the expected operating and financial performance in 2014 and onwards, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

China Biologic Products, Inc.

Mr. Ming Yin

Vice President

Phone: +86-10-6598-3099

Email: ir@chinabiologic.com

ICR Inc.

Mr. Bill Zima

Phone: +86-10-6583-7511 or +1-646-405-5191

E-mail: william.zima@icrinc.com